UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 31, 2006

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
575 Market Street, Eighth Floor
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(415) 538-9068
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement
On May 31, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Taleo Corporation (the “Company”) approved a form of restricted stock agreement and a form of performance share agreement for use under the Company’s 2004 Stock Plan. A copy of the form of restricted stock agreement and form of performance share agreement are filed as exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.
In addition, the Committee also approved certain metrics to determine the annual target bonus for Michael Gregoire, the Company’s president and chief executive officer. Mr. Gregoire’s employment agreement with the Company provides for an annual target bonus of 100% of base salary. 80% of Mr. Gregoire’s target bonus will be paid quarterly, based on the achievement of a variety of quarterly performance objectives including bookings, pro forma operating margin and other objectives to be established by the Committee. The remaining 20% of Mr. Gregoire’s target bonus will be paid annually at the discretion of the Committee.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Taleo Corporation 2004 Stock Plan Restricted Stock Agreement.

10.2	Form of Taleo Corporation 2004 Stock Plan Performance Share Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Divesh Sisodraker
Divesh Sisodraker
Chief Financial Officer

Date: June 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Taleo Corporation 2004 Stock Plan Restricted Stock Agreement.

10.2	Form of Taleo Corporation 2004 Stock Plan Performance Share Agreement.